Exhibit 99.1

Supplemental Financial Report for the
Quarter Ended September 30, 2022

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

All statements in this document other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. This document may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties contained in this supplement and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the headings “Item 1A Risk Factors” in our 2021 Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the period ended September 30, 2022. These forward-looking statements are subject to various risks and uncertainties and America First Multifamily Investors, L.P. (“ATAX” or “Partnership”) expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Most, but not all, of the selected financial information furnished herein is derived from the America First Multifamily Investors, L.P.’s consolidated financial statements and related notes prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) and management’s discussion and analysis of financial condition and results of operations included in the Partnership’s reports on Forms 10-K and 10-Q. The Partnership’s annual consolidated financial statements were subject to an independent audit, dated February 24, 2022.

On April 1, 2022, the Partnership effected a one-for-three reverse unit split (“Reverse Unit Split”) of its outstanding Beneficial Unit Certificates ("BUCs"). As a result of the Reverse Unit Split, holders of BUCs received one BUC for every three BUCs owned at the close of business on April 1, 2022. All fractional BUCs created by the Reverse Unit Split were rounded to the nearest whole BUC, with any fraction equal to or above 0.5 BUC rounded up to the next higher BUC, as provided by the First Amended and Restated Agreement of Limited Partnership dated September 15, 2015, as further amended. The BUCs continue to trade on the Nasdaq Global Select Market under the trading symbol “ATAX.”

On September 14, 2022, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.20 per BUC (the “BUCs Distribution”). The BUCs Distribution was paid at a ratio of 0.01044 BUCs for each issued and outstanding BUC as of the record date of September 30, 2022, which represents an amount per BUC based on the closing price of the BUCs on the Nasdaq Stock Market LLC on September 13, 2022. The BUCs Distribution was completed on October 31, 2022. There were no fractional BUCs issued in connection with the BUCs Distribution. All fractional BUCs resulting from the BUCs Distribution received cash for such fraction based on the market value of the BUCs on the record date.

Unless noted otherwise herein, the one-for-three Reverse Unit Split and the BUCs Distribution have been applied retroactively to all net income per BUC, distributions per BUC and similar per BUC disclosures for all periods indicated in this supplemental financial report.

Disclosure Regarding Non-GAAP Measures

This document refers to certain financial measures that are identified as non-GAAP. We believe these non-GAAP measures are helpful to investors because they are the key information used by management to analyze our operations. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures.

Please see the consolidated financial statements we filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. Our GAAP consolidated financial statements can be located upon searching for the Partnership’s filings at www.sec.gov.

PARTNERSHIP FINANCIAL INFORMATION

TABLE OF CONTENTS

Pages
Letter from the CEO	5
Quarterly Fact Sheet	7
Financial Performance Trend Graphs	8-13
Other Partnership Information	14
Partnership Financial Measures	15-16

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

LETTER FROM THE CEO

I am pleased to report ATAX’s operating results for the third quarter of 2022. We reported the following financial results as of and for the three months ended September 30, 2022:

•
Total revenues of $22.6 million
•
Net income, basic and diluted, of $0.79 per Beneficial Unit Certificate (“BUC”)
•
Cash Available for Distribution (“CAD”) of $0.53 per BUC
•
Total assets of $1.45 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $977 million

We reported the following notable transactions during the third quarter of 2022:

•
Received proceeds from the sale of Vantage at O’Connor in San Antonio, Texas totaling $19.4 million, inclusive of the Partnership’s initial investment commitment of $7.4 million made in October 2019. The Partnership realized a gain on sale of $10.6 million.
•
Advanced funds for seven GIL investment commitments totaling $39.8 million and six related property loan investment commitments totaling $22.7 million. Of these amounts, $17.6 million related to new commitments in September 2022 to finance three to-be-constructed affordable multifamily properties in Elk Grove, CA, for which we have committed to fund up to a total of $97.1 million of GIL investments and $56.6 million of taxable GIL investments. The remaining undrawn commitments are to be funded during construction.
•
Advanced equity to two joint venture equity investments totaling $2.5 million.
•
Obtained TOB trust financing proceeds totaling $45.1 million related to advances and acquisitions of various mortgage investments.

In October 2022, the Partnership issued 1,000,000 Series A-1 Preferred Units with an aggregate stated value of $10,000,000 in exchange for 1,000,000 outstanding Series A Preferred Units held by a financial institution. We received no net proceeds as a result of the exchange transaction. Except in certain limited circumstances, the newly issued Series A-1 Preferred Units will be eligible for redemption on the sixth anniversary of the date of the exchange in October 2028. To date, we have exchanged $30.0 million of our previously issued $94.5 million of Series A Preferred Units for newly issued Series A-1 Preferred Units, which extends their term by an additional six years.

We continue to strategically invest in the affordable multifamily MRB and GIL asset classes where we believe we can earn attractive leveraged returns. We also continue to see consistent operating results from our affordable multifamily MRBs and GILs, with all such investments being current on contractual principal and interest payments as of September 30, 2022.

Additional updates regarding our investment portfolio include the following:

•
Three Vantage property investments were over 90% occupied as of September 30, 2022. Two other Vantage property investments commenced leasing during 2022 and are 67% and 40% occupied as of September 30, 2022. Five additional Vantage property investments are currently under construction or in development and none have experienced material supply chain disruptions for either construction materials or labor to date.

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•
The Live 929 Apartments MRB property is 89% occupied as of September 30, 2022. Though this is below the 95% average physical occupancy for the 2021-2022 academic year, the property is leased at significantly higher rates using a 12-month lease term, which we expect will improve gross revenues and debt service coverage going forward.
•
The Partnership continues to own and manage two student housing properties, The 50/50 MF Property (near the University of Nebraska-Lincoln) and the Suites on Paseo MF Property (near San Diego State University). Both properties continue to meet all direct mortgage and operating obligations with cash flows from operations. The 50/50 MF Property is 97% occupied and the Suites on Paseo MF Property is 98% occupied as of September 30, 2022.
•
The property securing the Provision Center 2014-1 MRB, the Partnership’s only commercial property MRB, was successfully sold out of bankruptcy in July 2022 and cash proceeds were received by the bankruptcy estate. The borrower and the bankruptcy court are developing a liquidation plan for the settlement of all remaining receivables, payables and expenses such that the Partnership’s share of the proceeds can be distributed to us. If the Partnership receives proceeds equal to the reported carrying value of $4.6 million, it will realize a loss of approximately $5.7 million on our MRB investment. The realized loss will not impact our reported GAAP net income as the loss was previously recognized through provisions for credit loss. However, such loss is reported as a reduction of CAD for the third quarter of 2022. Since substantially all the assets of the borrower were liquidated during the third quarter of 2022, the our loss was effectively realized at that time.

In October 2022, we executed our first joint venture equity commitment with the Freestone development group for $16.0 million for the construction of Freestone at Greeley, a 306-unit market-rate multifamily property in Greeley, CO. The key principals of the Freestone development group were formerly affiliated with the Vantage development group and were closely involved in our 20 Vantage joint venture equity investments to date. We are looking forward to working collaboratively with the Freestone and Vantage development groups to bring the Partnership’s 10 remaining Vantage-branded joint venture equity investments to completion and ultimate sale. The remaining key principals of the Vantage development group may present future joint venture equity investments opportunities to the Partnership, as may the Freestone development group.

Management continually assesses ATAX's exposure to changes in market interest rates, particularly given the recent market volatility and recent announcements by the Federal Reserve. As of September 30, 2022, Approximately 73% of our leverage bears interest at short term variable interest rates. Our remaining 27% of leverage has fixed interest rates. Of those assets funded with short term variable rate debt facilities, more than half bear interest at a variable rate as well such that our net interest is largely hedged against changing market interest rates. In October 2022, the Partnership entered into an interest rate swap agreement to mitigate interest rate risk associated with the TOB trust financings secured by our three new GIL and taxable GIL investments in Elk Grove, CA. The interest rate swap agreement has an initial notional balance of $34.4 million and increasing to $99.6 million over time to match the projected funding schedules for our GIL and taxable GIL investments We may implement additional hedges when considered appropriate.

Affiliates of Greystone continue to assist in our growth by introducing new investment opportunities. An affiliate of Greystone has forward committed to purchase 11 of our GIL investments to date. We will continue to strategically work with our strongest sponsors on new investment opportunities where traditional sources of capital may not currently be available. We will also continue to seek to develop new relationships, particularly with those sponsors that are existing clients of Greystone and its affiliates.

Thank you for your continued support of ATAX!

Kenneth C. Rogozinski

Chief Executive Officer

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THIRD QUARTER 2022 FACT SHEET

PARTNERSHIP DETAILS

ATAX was formed for the primary purpose of acquiring a portfolio of MRBs that are issued to provide construction and/or permanent financing of affordable multifamily residential and commercial properties. We also invest in GILs, which are similar to MRBs, to provide construction financing for affordable multifamily properties. We expect and believe the interest paid on the MRBs and GILs to be excludable from gross income for federal income tax purposes. In addition, we have invested in equity interests in multifamily, market rate properties throughout the U.S. We also own interests in multifamily properties (“MF Properties”) until the “highest and best use” can be determined. We continue to pursue a business strategy of acquiring additional MRBs and GILs on a leveraged basis, and other investments.

(As of September 30, 2022)

Symbol (NASDAQ)		ATAX
Most Recent Quarterly Distribution per BUC[1]		$0.57

BUC Price		$17.28
Year to Date Annualized Yield[2]		11.3%

BUCs Outstanding		22,017,915
Market Capitalization		$380,469,571
52-week BUC price range	$16.53 to $20.85

Partnership Financial Information for Q3 2022 ($’s in 000’s, except per BUC amounts)
	9/30/2022	12/31/2021

Total Assets	$1,450,087	$1,385,909
Leverage Ratio[3]	70%	69%

	Q3 2022	YTD 2022

Total Revenue	$22,604	$59,044
Net Income	$18,517	$62,387
Cash Available for Distribution (“CAD”)[4]	$11,701	$50,079
Cash Distributions declared, per BUC[1]	$0.37	$1.27
BUCs Distribution declared, per BUC[1]	$0.20	$0.20

(1)
The distribution was paid on October 31, 2022 for BUC holders of record as of September 30, 2022. The distribution is payable to BUC holders of record as of the last business day of the quarter end and ATAX trades ex-dividend one day prior to the record date, with a payable date of the last business day of the subsequent month. The distribution includes the regular quarterly cash distribution of $0.37 per outstanding BUC as of the record date and a supplemental distribution payable in the form of additional BUCs equal to $0.20 per BUC (the “BUCs Distribution”). The BUCs Distribution was paid at a ratio of 0.01044 BUCs for each issued and outstanding BUC as of the record date.
(2)
The annualized yield calculation is based on year-to-date distributions declared of $1.47, consisting of $1.27 of declared cash distributions per BUC and $0.20 of declared distributions payable in the form of additional BUCs.
(3)
Our overall leverage ratio is calculated as total outstanding debt divided by total assets using cost adjusted for paydowns and allowances for MRBs, Governmental Issuer Loans, property loans, taxable MRBs and taxable GILs, and initial cost for deferred financing costs and real estate assets.
(4)
Management utilizes a calculation of Cash Available for Distribution (“CAD”) to assess the Partnership’s operating performance. This is a non-GAAP financial measure and a reconciliation of our GAAP net income (loss) to CAD is provided on page 15 of the Supplement herein.

7

ATAX ASSET PROFILE

December 31, 2021
13%
5%
8%
4%
13%
57%
Mortgage revenue bonds
Governmental issuer loans
Net real estate assets
Investment in unconsolidated entities
Property Loans
Other (includes cash and restricted cash)

8

ATAX MORTGAGE INVESTMENT PROFILE

(1)
Mortgage Investments include the Partnership’s Mortgage Revenue Bonds, Governmental Issuer Loans and Property Loans that share a first mortgage lien with the Governmental Issuer Loans.

9

ATAX DEBT AND EQUITY PROFILE

10

DEBT FINANCING ($’s in 000’s)

(1)
As of September 30, 2022, we have two interest rate swaps indexed to SOFR with notional amounts totaling $103.8 million with terms through 2024 and 2027. Though the variable rate indices may differ, these interest rate swaps have effectively synthetically fixed the interest rate of the related debt financing.
(2)
The securitized assets and related debt financings each have variable interest rates, though the variable rate indices may differ. As such, the Partnership is largely hedged against rising interest rates.

INTEREST RATE SENSITIVITY ANALYSIS (1)

Description	- 25 basis points	+ 50 basis points	+ 100 basis points	+ 150 basis points	+ 200 basis points
TOB Debt Financings	$1,151,060	$(2,302,120)	$(4,604,241)	$(6,906,361)	$(9,208,482)
TEBS Debt Financings	126,193	(252,385)	(504,771)	(757,156)	(1,009,542)
Other Investment Financings	(15,694)	31,387	62,774	94,162	125,549
Variable Rate Investments	(953,487)	1,906,973	3,813,947	5,720,920	7,627,893
Total	$308,072	$(616,145)	$(1,232,291)	$(1,848,435)	$(2,464,582)
(1)
The interest rate sensitivity table above represents the change in interest income from investments, net of interest on debt and settlement payments for interest rate derivatives over the next twelve months, assuming an immediate parallel shift in the LIBOR yield curve and the resulting implied forward rates are realized as a component of this shift in the curve and assuming management does not adjust its strategy in response.

11

TOTAL REVENUE & GAIN ON SALE TRENDS

Income Statement Trends - Revenue & Gains on Sale
$36,000,000
$33,000,000
$30,000,000
$27,000,000
$24,000,000
$21,000,000
$18,000,000
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$0
Total Revenue
$1,600,000,000
$1,500,000,000
$1,400,000,000
$1,300,000,000
$1,200,000,000
$1,100,000,000
$1,000,000,000
$900,000,000
$800,000,000
$700,000,000
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$0
Total Assets
3/31/2020
6/30/2020
9/30/2020
12/31/2020
3/31/2021
6/30/2021
9/30/2021
12/31/2021
3/31/2022
6/30/2022
9/30/2022
For Three Months Ended
Investment income
Property revenues
Contingent interest income
Other interest income
Other income
Gain on sale of real estate assets
Gain on sale of investments in unconsolidated entities
Gain on sale of securities
Total Assets

12

OPERATING EXPENSE TRENDS

Income Statement Trends - Operating Expenses
Total Expenses
Total Assets
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$1,600,000,000
$1,500,000,000
$1,400,000,000
$1,300,000,000
$1,200,000,000
$1,100,000,000
$1,000,000,000
$900,000,000
$800,000,000
$700,000,000
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$0
3/31/2020
9/30/2020
12/31/2020
3/31/2021
6/30/2021
9/30/2021
12/31/2021
3/31/2022
6/30/2022
9/30/2022
For Three Months Ended
Salaries and benefits
General and administrative
Interest expense
Depreciation and amortization
Provision for credit loss
Provision for loan loss
Impairment charge on real estate assets
AFCA2 administrative fees
Total Assets

•
Since October 1, 2020, the ratio of “Salaries and benefits” and “General and administrative” expenses to Total Assets has averaged approximately 0.29% per quarter.

13

OTHER PARTNERSHIP INFORMATION

Corporate Office:		Transfer Agent:
14301 FNB Parkway		American Stock Transfer & Trust Company
Suite 211		59 Maiden Lane
Omaha, NE 68154		Plaza Level
Phone:	402-952-1235	New York, NY 10038
Investor & K-1 Services:	855-4AT-AXK1	Phone: 718-921-8124
Web Site:	www.ataxfund.com	888-991-9902
K-1 Services Email:	k1s@ataxfund.com
Ticker Symbol:	ATAX

Corporate Counsel:	Independent Accountants:
Barnes & Thornburg LLP	PwC
11 S. Meridian Street	1 North Wacker Drive
Indianapolis, IN 46204	Chicago, Illinois 60606

Board of Managers of Greystone AF Manager LLC:
(acting as the directors of ATAX)

Stephen Rosenberg	Chairman of the Board
Hafize Gaye Erkan	Manager
Jeffrey M. Baevsky	Manager
Drew C. Fletcher	Manager
Steven C. Lilly	Manager
W. Kimball Griffith	Manager
Deborah A. Wilson	Manager

Corporate Officers:
Chief Executive Officer – Kenneth C. Rogozinski
Chief Financial Officer – Jesse A. Coury

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AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

CASH AVAILABLE FOR DISTRIBUTION (CAD) AND OTHER PERFORMANCE MEASURES

The following table contains reconciliations of the Partnership’s GAAP net income to its CAD:

	For the Three	For the Nine
	Months Ended	Months Ended
	September 30, 2022	September 30, 2022
Net income	$18,516,593	$62,387,292
Change in fair value of derivatives	(2,871,716)	(6,579,280)
Depreciation and amortization expense	688,488	2,056,512
Reversal of impairment on securities	(5,712,230)	(5,712,230)
Reversal of provision for loan loss	(593,000)	(593,000)
Amortization of deferred financing costs	982,388	1,926,580
Restricted unit compensation expense	580,156	919,563
Deferred income taxes	(42,543)	(49,250)
Redeemable Preferred Unit distributions and accretion	(716,490)	(2,150,734)
Tier 2 Income allocable to the General Partner	(70,200)	(2,905,748)
Recovery of prior credit loss	(17,345)	(39,968)
Bond premium, discount and origination fee amortization, net of cash received	957,343	819,627
Total CAD	$11,701,444	$50,079,364

Weighted average number of BUCs outstanding, basic	22,247,781	22,247,336

Net income per BUC, basic	$0.79	$2.56
Total CAD per BUC, basic	$0.53	$2.25
Cash Distributions declared, per BUC	$0.366	$1.257
BUCs Distribution declared, per BUC	$0.200	$0.200

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AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

TAX INCOME INFORMATION RELATED TO BENEFICIAL UNIT CERTIFICATES

The following table summarizes tax-exempt and taxable income as percentages of total income allocated to the Partnership’s BUCs on Schedule K-1 for tax years 2019 to 2021. This disclosure relates only to income allocated to the Partnership’s BUCs and does not consider an individual unitholder’s basis in the BUCs or potential return of capital as such matters are dependent on the individual unitholders’ specific tax circumstances. Such amounts are for all BUC holders in the aggregate during the year. Income is allocated to individual investors monthly and amounts allocated to individual investors may differ from these percentage due to, including, but not limited to, BUC purchases and sales activity and the timing of significant transactions during the year.

	2021	2020		2019
Tax-exempt income	32%	215%		37%
Taxable income (loss)	68%	-115%	(1)	63%
	100%	100%		100%

(1)
The taxable loss in 2020 is due primarily to net rental real estate losses that exceeded gains on sale for tax purposes during the year related to the Partnership’s investment in unconsolidated entities.

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